UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2016

C&J Energy Services Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	000-55404	98-1188116
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Crown House, 2nd floor

4 Par-la-Ville Rd

Hamilton HM08 Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 279-2900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On May 26, 2016, Mr. Sheldon Erikson, a member of the Board of Directors (the “C&J Board”) of C&J Energy Services Ltd. (“C&J” or the “Company”), notified the Board that he was resigning effective immediately upon the appointment of Jay Golding as his successor. Prior to his resignation, Mr. Erikson served on the Compensation Committee and the Nominating & Governance Committee of the Board. Mr. Erikson’s decision was not the result of any disagreement with the Company or the Board.

Mr. Erikson was designated by Nabors Industries Ltd. (“Nabors”) on June 3, 2015 to join the C&J Board. He was appointed to the C&J Board on June 4, 2015, following a review of his qualifications and recommendation by the Board’s Nominating & Governance Committee, and subsequent approval by the C&J Board. Pursuant to the Company’s amended and restated bye-laws, and as a result of the March 24, 2015 merger transaction between C&J and the completion and production services business of Nabors, Nabors has the right to designate three directors to the C&J Board until the earlier of March 24, 2020 and the date that Nabors beneficially owns less than 15% of C&J’s issued and outstanding common shares. On May 26, 2016, Nabors notified the Company that it had designated Mr. Jay Golding to serve on the C&J Board as Mr. Erikson’s successor.

On May 26, 2016, the Nominating & Governance Committee of the Board reviewed Mr. Golding’s qualifications and recommended to the Board, and the Board subsequently approved, Mr. Golding’s appointment to the Board to replace the Class I director position vacated by Mr. Erikson. Mr. Golding has also replaced Mr. Erikson on the Compensation Committee and the Nominating & Governance Committee of the Board. Both Nabors and C&J believe that Mr. Golding’s depth of strategic and operational expertise, coupled with broad industry experience, will be extremely valuable to the Company, particularly over the near term as C&J is actively exploring strategic alternatives to improve its current capital structure, including available financing and restructuring options.

Mr. Golding (age 71) is currently President and Chief Executive Officer of Port Chester Industries, a privately held merchant banking entity that acquires minority positions in public and privately held companies with the intent of influencing corporate strategies and enhancing capital values, a position he has held since 1989. He is also the co-managing partner of Golding Brothers 1996 Partners, Ltd., a family merchant banking investment company that he co-founded in 1996. Additionally, as a result of the founding of two companies in 1974 and 1979, Mr. Golding helped create NASDAQ listed company Hi Port Industries, Inc., which became the largest contract manufacturer of chemical based aerosol and liquid consumer products in North America. He served as Chairman and Chief Executive Officer of Hi Port until the company’s sale. In 1985, Mr. Golding was also a co-investor with Falcon Seaboard Oil Company in establishing a company based on the development of gas fired electrical power plants (cogeneration) built under supply contracts with American utilities; that company was sold in 1994.

Mr. Golding currently serves as a director on the boards of Seitel, Inc., one of the largest land based seismic data owners in North America, a position he has held since April 2004; as a director of Intercare Holdings, Inc., a third-party administrator for workman compensation insurance, a position he has held since 2008; and as a manager of AeroCision, LLC., a manufacturer of precision engine parts for the newest generation of jet engines, a position he has held since 2011. He also serves as an advisory director of Benchmark Hospitality International, a position he has held since 2005.

Mr. Golding holds a Masters of Business Administration from New York University and a B.S. in finance from Lehigh University.

Item 5.07	Submission of Matters to Vote of Security Holders.

On May 26, 2016, the Company held its Annual General Meeting of Shareholders (“Annual Meeting”). At the Annual Meeting, C&J shareholders voted upon the following matters:

1.	The election of two directors to serve as Class I Directors until the 2019 Annual General Meeting of Shareholders;
2.	An advisory vote to approve the 2015 compensation of the Company’s “Named Executive Officers” for that year;
3.	An advisory vote on the frequency of the Company’s named executive officer compensation advisory votes; and
4.	The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

Each of these proposals is more fully described in C&J’s Definitive Proxy Statement on Schedule 14A, which was filed with the U.S. Securities and Exchange Commission on April 13, 2016 and is incorporated herein by reference.

A total of 105,571,523 common shares of C&J entitled to vote, representing approximately 88% of the Company’s common shares outstanding as of the record date of March 31, 2016, were present or represented, in person or by proxy, at the Annual Meeting. A summary of the voting results for each proposal is set forth below:

Proposal 1 – The Election of Two Directors to Serve as Class I Directors until the 2019 Annual General Meeting of Shareholders.

The vote on the proposal for the election of two directors to serve as Class I Directors until the 2019 Annual General Meeting of Shareholders, was as follows:

1.	Randall C. McMullen, Jr.

FOR	WITHHOLD/ABSTAIN
14,828,223	76,257,878

2.	Sheldon Erikson

FOR	WITHHOLD/ABSTAIN
75,197,775	15,888,326

The Board fully supports Mr. McMullen in his continued role as a director of the Company, believing such is in the best interest of the Company, notwithstanding the fact that he received the affirmative vote of less than a majority of the shares voted (or withheld) in connection with his election. Mr. McMullen has served as a director since October 2006, having joined C&J as its Chief Financial Officer in August 2005, and he has been instrumental in every step of C&J’s development and successes. During his tenure with the Company, C&J has achieved substantial organic- and acquisition-based growth, with Mr. McMullen playing an essential role in defining and executing the Company’s strategy and managing the business. Serving also as the Company’s Chief Executive Officer since March 2016, Mr. McMullen is responsible for the vision, strategy, and leadership of the Company, and he currently has the crucial responsibility of working with C&J’s stakeholders, including the lenders under its credit facilities, to evaluate a myriad of complex financing and restructuring opportunities and alternatives to address the Company’s capital structure and high debt levels. The Board believes that Mr. McMullen’s significant role in the history and management of C&J provides unique and valuable insight, which coupled with his proven leadership and business skills and financial and investment banking expertise, make him critical to C&J’s success and strongly support the conclusion that he should remain a director.

Proposal 2 – An Advisory Vote to Approve the 2015 Compensation of the Company’s “Named Executive Officers” for that Year.

The advisory vote on the proposal to approve the 2015 compensation of the Company’s Named Executive Officers was as follows:

FOR	AGAINST	ABSTAIN
9,304,504	81,728,664	52,933

This is an advisory vote and is not binding upon the Company, the Compensation Committee or the Board of Directors. However, because the Company values the views of its shareholders, the Compensation Committee, which is comprised solely of independent directors and is responsible for, among other things, designing and administering the Company’s executive compensation program, will carefully consider the results of this advisory vote, along with all other expressions of shareholder views it receives on specific policies and desirable actions, when considering future decisions with respect to executive compensation.

Proposal 3 – An Advisory Vote on the Frequency of the Company’s named executive officer compensation advisory votes.

The advisory vote on the proposal for the frequency of the named execution officer compensation advisory vote proposal was as follows:

One (1) Year	Two (2) Years	Three (3) Years	ABSTAIN
90,764,240	144,866	97,913	79,082

Proposal 4 – The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

The vote on the proposal for the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was as follows:

FOR	AGAINST	ABSTAIN
42,676,851	157,491	62,737,181

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

C&J ENERGY SERVICES LTD.
(Registrant)

Date: June 1, 2016	By:	/s/ Brian Patterson
Brian Patterson
Secretary